UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2012

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2012, Och-Ziff Capital Management Group LLC (the “Company”) issued a press release reporting its financial results for the quarter ended September 30, 2012. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference.

The Company is making references to non-GAAP financial information in both the press release and the conference call the Company is hosting on November 2, 2012 to discuss its 2012 third quarter results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures are contained in the press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

The information in this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

On November 2, 2012, the Company announced that its Board of Directors declared that the Company’s third quarter 2012 dividend will be $0.12 per Class A share representing Class A limited liability company interests of the Company (the “Class A Share”). The cash dividend will be paid on November 19, 2012 to holders of record of the Class A Shares on November 12, 2012. The ex-dividend date will be November 8, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company, dated November 2, 2012, reporting financial results for the quarter ended September 30, 2012 and the announcement of a dividend.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

November 2, 2012

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company, dated November 2, 2012, reporting financial results for the quarter ended September 30, 2012 and the announcement of a dividend.